Exhibit 99.1

TTM Technologies, Inc., Q4’19	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal Fourth Quarter and 2019 Results

Santa Ana, CA – February 5, 2020 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today reported results for the fourth quarter of fiscal 2019, which ended on December 30, 2019.

Fourth Quarter 2019 Highlights

–	Net sales were $719.3 million
–	GAAP net income was $25.3 million, or $0.21 per diluted share
–	Non-GAAP net income was $43.9 million, or $0.41 per diluted share, inclusive of $0.03 foreign exchange losses
–	Cash flow from operations of $130.1 million

Fourth Quarter 2019 Financial Results

Net sales for the fourth quarter of 2019 were $719.3 million, compared to $711.0 million in the fourth quarter of 2018 and $716.8 million in the third quarter of 2019.

GAAP operating income for the fourth quarter of 2019 was $49.4 million, compared to $42.8 million in the fourth quarter of 2018 and $36.4 million in the third quarter of 2019.

GAAP net income for the fourth quarter of 2019 was $25.3 million, or $0.21 per diluted share. This compares to income of $52.5 million, or $0.42 per diluted share in the fourth quarter of 2018, and $15.9 million, or $0.14 per diluted share, in the third quarter of 2019. The fourth quarter of 2018 results reflect the release of a tax valuation allowance of $43.6 million.

On a non-GAAP basis, net income for the fourth quarter of 2019 was $43.9 million, or $0.41 per diluted share. This compares to non-GAAP net income of $55.0 million, or $0.52 per diluted share, for the fourth quarter of 2018 and $38.9 million, or $0.37 per diluted share, in the third quarter of 2019.

Adjusted EBITDA for the fourth quarter of 2019 was $111.3 million, or 15.5 percent of net sales, compared to adjusted EBITDA of $117.4 million, or 16.5 percent of net sales, for the fourth quarter of 2018 and $103.5 million, or 14.4 percent of net sales, for the third quarter of 2019.

“For the fourth quarter, TTM continued to generate strong cash flow and delivered revenue and earnings above the previously guided range,” said Tom Edman, CEO of TTM. “The year over year growth we experienced in the aerospace and defense, cellular and computing end markets offset weakness in our other commercial end markets.”

Full Year 2019 Financial Results

Net sales for fiscal year 2019 decreased to $2.69 billion from $2.85 billion in fiscal year 2018, a 5.5% decrease.

GAAP operating income for fiscal year 2019 was $120.1 million, a decrease from GAAP operating income of $159.1 million in fiscal year 2018.

GAAP net income for fiscal year 2019 was $41.3 million, or $0.39 per diluted share, compared to GAAP net income of $173.6 million, or $1.38 per diluted share, for fiscal year 2018. The 2018 results reflect the release of a tax valuation allowance of $118.2 million.

TTM Technologies, Inc., Q4’19	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

On a non-GAAP basis, net income for fiscal year 2019 was $120.5 million, or $1.13 per diluted share. This compares to fiscal year 2018 non-GAAP net income of $190.4 million, or $1.76 per diluted share.

Adjusted EBITDA for fiscal year 2019 was $376.2 million, or 14.0 percent of net sales, compared to $438.8 million, or 15.4 percent of net sales, for fiscal year 2018.

“In 2019, we finished with strong results in Q4 and made progress on our strategy of diversification, differentiation and discipline. Specifically, we acquired differentiating technology with an important asset purchase from i3 Technologies, which enables us to manufacture products that require finer lines and smaller spacing for our aerospace and defense and commercial end markets broadening our technology offerings in North America. In addition, in early January, we announced the sale of our more seasonal and generally more volatile mobility business,” continued Edman. “Finally, our financial discipline allowed us to generate significant year over year growth in cash flow despite year over year declines in revenues and profits.”

Business Outlook

Typically, in the first calendar quarter of every year, our China based factories are shut down over the Lunar New Year holiday. This year, due to government restrictions from the coronavirus. the shutdown has been extended approximately nine days to February 10th. Assuming our factories in the PRC can resume production on February 10th, TTM estimates that revenue for the first quarter of 2020 will be in the range of $580 million to $620 million, and non-GAAP net income will be in the range of $0.05 to $0.11 per diluted share, which includes approximately $0.09 negative impact from the additional nine days of closure. If the government extends the factory shutdown beyond February 10th, our financial results would be further negatively impacted.

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss fourth quarter 2019 results and the first quarter 2020 outlook on Wednesday, February 5, 2020, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-367-2403 or international 334-777-6978 (ID 6010319). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update

TTM Technologies, Inc., Q4’19	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050 or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Fourth Quarter		Third Quarter	Full Year
	2019	2018	2019	2019	2018
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Net sales	$719,253	$710,955	$716,817	$2,689,308	$2,847,261
Cost of goods sold	594,704	588,323	612,983	2,287,625	2,390,227

Gross profit	124,549	122,632	103,834	401,683	457,034

Operating expenses:
Selling and marketing	18,843	18,533	18,400	74,011	73,313
General and administrative	43,535	39,615	38,845	152,096	159,437
Amortization of definite-lived intangibles	10,206	17,722	10,175	48,474	59,681
Restructuring charges	2,539	3,962	53	6,981	5,518

Total operating expenses	75,123	79,832	67,473	281,562	297,949

Operating income	49,426	42,800	36,361	120,121	159,085

Interest expense	(20,107)	(22,533)	(20,568)	(83,234)	(78,958)
Other, net	(2,920)	2,357	8,126	9,297	9,641

Income before income taxes	26,399	22,624	23,919	46,184	89,768
Income tax (provision) / benefit	(1,140)	29,858	(8,049)	(4,883)	83,816

Net income	$25,259	$52,482	$15,870	$41,301	$173,584

Earnings per share:
Basic	$0.24	$0.51	$0.15	$0.39	$1.68
Diluted	$0.21	$0.42	$0.14	$0.39	$1.38

Weighted-average shares used in computing per share amounts:
Basic	105,502	103,683	105,492	105,195	103,355
Diluted	133,073	131,533	132,412	106,332	134,036

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:

Net income	$25,259	$52,482	$15,870		$173,584
Add back items: interest expense, net of tax	2,825	3,030	2,836		11,906

Adjusted net income	$28,084	$55,512	$18,706		$185,490

Weighted-average shares outstanding	105,502	103,683	105,492		103,355
Dilutive effect of convertible debt	25,938	25,939	25,938		25,939
Dilutive effect of warrants	—	—	—		3,065
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,633	1,911	982		1,677

Diluted shares	133,073	131,533	132,412		134,036

Earnings per share:
Basic	$0.24	$0.51	$0.15		$1.68
Diluted	$0.21	$0.42	$0.14		$1.38

SELECTED BALANCE SHEET DATA
	December 30, 2019	December 31, 2018
Cash and cash equivalents, including restricted cash	$400,154	$256,360
Accounts and notes receivable, net	503,664	523,165
Contract assets	288,235	287,741
Inventories	122,019	109,377
Total current assets	1,342,684	1,206,914
Property, plant and equipment, net	1,022,929	1,052,024
Operating lease right of use asset	24,156	—
Other non-current assets	1,171,164	1,198,565
Total assets	3,560,933	3,457,503

Short-term debt, including current portion of long-term debt	$249,975	$30,000
Accounts payable	483,566	431,288
Total current liabilities	946,666	673,214
Debt, net of discount	1,225,962	1,462,425
Total long-term liabilities	1,335,230	1,557,202
Total equity	1,279,037	1,227,087
Total liabilities and equity	3,560,933	3,457,503

SUPPLEMENTAL DATA
	Fourth Quarter		Third Quarter	Full Year
	2019	2018	2019	2019	2018
Gross margin	17.3%	17.2%	14.5%	14.9%	16.1%
Operating margin	6.9%	6.0%	5.1%	4.5%	5.6%

End Market Breakdown:
	Fourth Quarter		Third Quarter
	2019	2018*	2019
Aerospace/Defense	26%	23%	24%
Automotive	14%	16%	17%
Cellular Phone	16%	14%	19%
Computing/Storage/Peripherals	14%	13%	12%
Medical/Industrial/Instrumentation	13%	14%	13%
Networking/Communications	15%	18%	13%
Other	2%	2%	2%
* Amended for Anaren integration

Stock-based Compensation:
	Fourth Quarter		Third Quarter
	2019	2018	2019
Amount included in:
Cost of goods sold	$942	$766	$941
Selling and marketing	518	525	593
General and administrative	3,166	4,442	3,128

Total stock-based compensation expense	$4,626	$5,733	$4,662

Operating Segment Data:
	Fourth Quarter		Third Quarter
Net sales:	2019	2018	2019

PCB	$671,928	$653,482	$649,104
E-M Solutions	47,325	57,473	67,713

Total net sales	$719,253	$710,955	$716,817

Operating segment income:

PCB	$93,447	$87,201	$73,230
E-M Solutions	1,841	3,364	3,236
Corporate	(34,373)	(28,863)	(28,750)

Total operating segment income	60,915	61,702	47,716
Amortization of definite-lived intangibles	(11,489)	(18,902)	(11,355)

Total operating income	49,426	42,800	36,361
Total other expense	(23,027)	(20,176)	(12,442)

Income before income taxes	$26,399	$22,624	$23,919

RECONCILIATIONS[1]
	Fourth Quarter		Third Quarter	Full Year
	2019	2018	2019	2019	2018
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$124,549	$122,632	$103,834	$401,683	$457,034
Add back item:
Inventory markup	—	—	—	—	4,900
Amortization of definite-lived intangibles	1,283	1,180	1,180	4,822	3,345
Stock-based compensation	942	766	941	3,158	2,898

Non-GAAP gross profit	$126,774	$124,578	$105,955	$409,663	$468,177

Non-GAAP gross margin	17.6%	17.5%	14.8%	15.2%	16.4%
Non-GAAP operating income reconciliation[3]:
GAAP operating income	$49,426	$42,800	$36,361	$120,121	$159,085
Add back items:
Amortization of definite-lived intangibles	11,489	18,902	11,355	53,296	63,026
Stock-based compensation	4,626	5,733	4,662	16,816	20,681
(Gain) on sale of assets	(66)	—	—	(66)	—
Inventory markup	—	—	—	—	4,900
Restructuring, acquisition-related, and other charges	6,856	6,104	1,573	13,883	18,797

Non-GAAP operating income	$72,331	$73,539	$53,951	$204,050	$266,489

Non-GAAP operating margin	10.1%	10.3%	7.5%	7.6%	9.4%
Non-GAAP net income and EPS reconciliation[4]:
GAAP net income	$25,259	$52,482	$15,870	$41,301	$173,584
Add back items:
Amortization of definite-lived intangibles	11,489	18,902	11,355	53,296	63,026
Stock-based compensation	4,626	5,733	4,662	16,816	20,681
Non-cash interest expense	3,501	4,384	3,452	14,288	14,783
(Gain) on sale of assets	(186)	—	(251)	(3,743)	—
Inventory markup	—	—	—	—	4,900
Restructuring, acquisition-related, and other charges	6,856	6,104	1,573	13,883	19,339
Income taxes[5]	(7,623)	(32,614)	2,237	(15,325)	(105,916)

Non-GAAP net income	$43,922	$54,991	$38,898	$120,516	$190,397

Non-GAAP earnings per diluted share	$0.41	$0.52	$0.37	$1.13	$1.76
Non-GAAP diluted number of shares[6]:
Diluted shares	133,073	131,533	132,412	106,332	134,036
Dilutive effect of convertible debt	(25,938)	(25,939)	(25,938)	—	(25,939)

Non-GAAP diluted number of shares	107,135	105,594	106,474	106,332	108,097

Adjusted EBITDA reconciliation[7]:
GAAP net income	$25,259	$52,482	$15,870	$41,301	$173,584
Add back items:
Income tax provision (benefit)	1,140	(29,858)	8,049	4,883	(83,816)
Interest expense	20,107	22,533	20,568	83,234	78,958
Amortization of definite-lived intangibles	11,489	18,902	11,355	53,296	63,026
Depreciation expense	42,018	41,543	41,719	166,574	162,708
Stock-based compensation	4,626	5,733	4,662	16,816	20,681
(Gain) on sale of assets	(186)	—	(251)	(3,743)	—
Inventory markup	—	—	—	—	4,900
Restructuring, acquisition-related, and other charges	6,856	6,104	1,573	13,883	18,797

Adjusted EBITDA	$111,309	$117,439	$103,545	$376,244	$438,838

Adjusted EBITDA margin	15.5%	16.5%	14.4%	14.0%	15.4%
Free cash flow reconciliation:
Operating cash flow	130,148	151,768	58,742	311,937	273,138
Capital expenditures, net	(46,982)	(33,671)	(25,803)	(135,972)	(149,796)

Free cash flow	$83,166	$118,097	$32,939	$175,965	$123,342

[1]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]	Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, stock-based compensation expense and inventory markup.

[3]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges.

[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

[6]	Non-GAAP diluted number of shares used in computing non-GAAP earnings per share excludes the dilutive effect of convertible debt.

[7]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.